Exhibit 99.1

SEMICONDUCTOR LASER BUSINESS

OF OCLARO, INC.

COMBINED ABBREVIATED FINANCIAL STATEMENTS

June 29, 2013

Table of Contents

Page

Report of Independent Certified Public Accountants	2

Combined Abbreviated Financial Statements:

Combined Statement of Assets to be Acquired and Liabilities to be Assumed	3

Combined Statement of Revenues and Direct Expenses	4

Notes to Combined Abbreviated Financial Statements	5

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Grant Thornton LLP
One California Street, Suite 2300
Board of Directors and Stockholders	San Francisco, CA 94111-5424
Oclaro, Inc.	T 415.986.3900
F 415.986.3916
www.GrantThornton.com

We have audited the accompanying combined abbreviated financial statements of the Semiconductor Laser Business of Oclaro, Inc. (the “Company”), which comprise the combined statement of assets to be acquired and liabilities to be assumed as of June 29, 2013, the related combined statement of revenues and direct expenses for the year then ended, and the related notes to the combined abbreviated financial statements.

Management’s Responsibility for the Combined Abbreviated Financial Statements

Management is responsible for the preparation and fair presentation of these combined abbreviated financial statements in conformity with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined abbreviated financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined abbreviated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined abbreviated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined abbreviated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined abbreviated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the combined abbreviated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined abbreviated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a reasonable basis for our audit opinion.

Opinion

In our opinion, the combined abbreviated financial statements referred to above present fairly, in all material respects, the assets to be acquired and liabilities to be assumed of the Company at June 29, 2013, and its revenues and direct expenses for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

We draw attention to Note 1 to the combined abbreviated financial statements, which describes that the accompanying combined abbreviated financial statements were prepared for the purpose of complying with the rules and regulations of the U.S. Securities and Exchange Commission, and are not intended to be a complete presentation of the Company’s assets, liabilities, revenues, and expenses. Our opinion is not modified with respect to this matter.

San Francisco, California
November 7, 2013

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd

SEMICONDUCTOR LASER BUSINESS

OF OCLARO, INC.

COMBINED STATEMENT OF ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED

June 29, 2013
(Thousands)
ASSETS TO BE ACQUIRED

Current assets to be acquired:
Cash on hand	$1,205
Accounts receivable	79
Inventories	23,762
Prepaid expenses and other current assets	1,294

Total current assets to be acquired	26,340

Property and equipment, net	12,749
Intangible assets, net	540
Deferred tax asset, non-current	2,283

Total assets to be acquired	$41,912

LIABILITIES TO BE ASSUMED

Current liabilities to be assumed:
Accounts payable	$2,315
Accrued expenses	3,850
Income tax payable	2,938

Total current liabilities to be assumed	9,103

Post-retirement pension liability	8,367

Total liabilities to be assumed	$17,470

Commitments and contingencies (Note 5)

NET ASSETS TO BE ACQUIRED	$24,442

The accompanying notes are an integral part of these combined abbreviated financial statements

SEMICONDUCTOR LASER BUSINESS

OF OCLARO, INC.

COMBINED STATEMENT OF REVENUES AND DIRECT EXPENSES

Year Ended June 29, 2013
(Thousands)
REVENUES:
Revenues	$87,496

DIRECT EXPENSES:
Cost of revenues	72,264
Research and development	9,171
Sales and marketing	4,317
General and administrative	2,986
Amortization of intangible assets	276
Other direct (income) expenses, net	(87)

Total direct expenses	88,927

EXCESS OF DIRECT EXPENSES OVER REVENUES	$(1,431)

The accompanying notes are an integral part of these combined abbreviated financial statements

SEMICONDUCTOR LASER BUSINESS

OF OCLARO, INC.

NOTES TO THE COMBINED ABBREVIATED FINANCIAL STATEMENTS

1.	Description of Transaction and Basis of Presentation

Description of Transaction

On September 12, 2013, Oclaro, Inc. and certain of its subsidiaries (“Oclaro”) entered into an agreement (the “Agreement”) to sell its Oclaro Switzerland GmbH subsidiary (“Switzerland GmbH”) and certain other assets associated with the laser diodes and pump business (the “Semiconductor Laser Business” or “SLB”) to II-VI Incorporated (“II-VI”). On September 12, 2013, the sale was completed and Oclaro received proceeds of $92.3 million in cash. Oclaro is entitled to receive an additional $6.0 million subject to hold-back by II-VI until December 31, 2014 to address any post-closing adjustments or claims, and an additional $2.0 million subject to a potential post-closing working capital adjustment. In addition, Oclaro retained approximately $14.7 million in accounts receivable related to SLB and approximately $9.6 million of supplier and employee related payables related to SLB which were not included in the Switzerland GmbH subsidiary. On September 12, 2013, Oclaro also entered into transition services agreements for a period of time to manufacture certain of the products for II-VI after the transaction.

The Semiconductor Laser Business subject to sale under the Agreement includes the assets to be acquired and the liabilities to be assumed of Switzerland GmbH as well as certain defined assets, consisting primarily of inventory, fixed assets and intellectual property, with respect to Oclaro’s operations in Shenzhen, China; Tucson, Arizona; Caswell and Paignton in the United Kingdom; Thailand and Malaysia. SLB consists of three product platforms: (i) high-power lasers (“HPL”) for material processing for fiber laser and direct diode laser systems, (ii) vertical cavity surface emitting lasers, also known as VCSELs, employed in a number of high volume applications, including those in consumer electronic markets, and (iii) pump lasers for optical amplifiers for both terrestrial and submarine applications. The manufacturing sites utilized to produce products for the platforms to be acquired by II-VI also produce various other Oclaro products that are not subject to the Agreement. In addition, certain fixed assets and human capital utilized at these sites also service multiple other product lines of Oclaro. SLB represented approximately 15% of Oclaro’s revenue for the fiscal year ended June 29, 2013.

Basis of Presentation

The accompanying combined abbreviated financial statements, which comprise the combined statement of assets to be acquired and liabilities to be assumed and the combined statement of revenue and direct expenses of SLB, were prepared for the purpose of complying with Rule 3-05 of Regulation S-X of the U.S. Securities and Exchange Commission (“SEC”) and are not intended to be a complete presentation of SLB’s assets, liabilities, revenues, and expenses.

1.	Description of Transaction and Basis of Presentation (continued)

Basis of Presentation, continued

Oclaro believes it is impracticable to prepare audited carve out financial statements for SLB in accordance with Regulation S-X for the following reasons:

•	SLB has not been accounted for as a separate entity, subsidiary or division of Oclaro’s business except for Switzerland GmbH, which is a separate legal entity operating under the laws of Switzerland and subject to Switzerland statutory audit requirements. The statutory statements include intercompany profit that has been eliminated in these combined abbreviated financial statements. The statutory statements also reflect almost entirely intercompany revenue, which has been eliminated in these combined abbreviated financial statements.

•	Oclaro does not manage SLB as a stand-alone business. More specifically, the high-power laser and VCSEL product platforms are included in Oclaro’s “industrial and consumer” product group while the pump lasers are included in Oclaro’s “transmission components” product group. Neither of these product groups is managed as a stand-alone business.

•	Stand-alone financial statements of SLB have never been previously prepared.

•	Oclaro does not allocate certain corporate expenses to SLB, including interest expense, corporate overhead expenses and income taxes.

•	All cash flow requirements of the various activities and locations comprising SLB are funded by Oclaro and no cash management functions are performed at the SLB level. In addition, SLB does not maintain separate cash balances, other than operating accounts in Switzerland GmbH which are funded by Oclaro. Major sources of cash come from the sale of products. Major uses of cash are for the purchase of inventories, capital expenditures and payroll related costs.

•	Cash flow information, historical equity and intercompany balances and related allocation of various corporate expenses are not readily available and any allocation would be subjective and may not be relevant due to differences in corporate structures. The significant amount of intercompany transactions that SLB has with other Oclaro businesses creates inherent challenges and limitations to accurately compile and audit equity and income tax information.

As a result of the foregoing, it is impracticable to prepare full financial statements as required by Regulation S-X. The combined abbreviated financial statements represent the business subject to the sale under the Agreement, and have been derived from the financial statements and accounting records of Oclaro and its subsidiaries that are subject to the Agreement. All intercompany accounts and transactions have been eliminated.

1.	Description of Transaction and Basis of Presentation (continued)

Basis of Presentation, continued

For the fiscal year ended June 29, 2013, certain assets, liabilities, revenue and expenses in the combined abbreviated financial statements include allocations from Oclaro. To the extent that an asset, liability, revenue or expense is identifiable and directly related to SLB, it is reflected in the accompanying combined abbreviated financial statements, accounted for in conformity with accounting principles generally accepted in the United States (U.S. GAAP). This includes all of the assets, liabilities, revenues and expenses of the Switzerland GmbH subsidiary, which was transferred to II-VI under the Agreement, excluding certain specific revenues and direct costs of revenues which are related to product lines that are not part of SLB. Direct expenses include certain Oclaro corporate allocations attributable to SLB, such as freight and distribution costs, manufacturing costs, marketing and selling costs, research and development costs, and human resource expenses.

Allocations used for the combined statement of revenues and direct expenses and combined statement of assets to be acquired and liabilities to be assumed are as follows:

Combined statement of revenues and direct expenses

The combined statement of revenues and direct expenses include the revenues and expenses directly attributable to SLB, and do not include interest expense, other non-operating income and expenses, income taxes or any other indirect expense (other than gain on foreign currency transactions of $0.2 million and income tax expense of $20,000 included in the Switzerland GmbH subsidiary).

After the completion of the transaction, SLB will develop, manufacture and sell its products to third parties and has also entered into an agreement to sell laser pumps to Oclaro for Oclaro’s use in its optical amplifier and micro-optics business (the “Amplifier Business”). For purposes of the combined statement of revenues and direct expenses, revenues represent amounts generated from the sale of SLB products to third parties. Revenues do not include any historical amounts related to Oclaro’s internal use of laser pumps in its Amplifier Business. In a separate transaction, Oclaro sold the Amplifier Business to II-VI on November 1, 2013. That transaction is not included in these combined abbreviated financial statements

Combined statement of assets to be acquired and liabilities to be assumed

The combined statement of assets to be acquired and liabilities to be assumed of SLB includes the specific assets and liabilities that are to be transferred in accordance with terms of the Agreement, including all of the assets and liabilities of Switzerland GmbH.

Oclaro maintains a defined benefit pension plan covering employees of Switzerland GmbH (the “Swiss Plan”). The Agreement prescribes transferring all employees of Switzerland GmbH, as well as certain other employees of Oclaro and its subsidiaries. Since Switzerland GmbH is to be transferred under the Agreement, the entire $8.4 million amount of Oclaro’s accrued Switzerland pension liability and a corresponding $2.2 million non-current deferred tax asset related to the Swiss Plan have been included as part of the assets to be acquired and liabilities to be assumed of SLB. See Note 4, Switzerland Defined Benefit Plan.

1.	Description of Transaction and Basis of Presentation (continued)

Management believes that the assumptions underlying the allocations in these combined abbreviated financial statements are reasonable. However, the combined abbreviated financial statements included herein do not necessarily reflect the results of operations and financial position of SLB as if it had operated as a stand-alone entity, nor are they intended to provide an indication of how SLB will perform in the future.

2.	Summary of Significant Accounting Policies

Accounting Policies and Use of Estimates

The combined abbreviated financial statements are prepared in accordance with U.S. GAAP. Historical cost is used as the measurement basis unless otherwise indicated. The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the combined abbreviated financial statements and the reported amounts of revenues and direct expenses during the reporting period. Such estimates include provisions for inventories which may prove unsalable, estimates of future undiscounted cash flows used in evaluating impairment of long-lived assets and the assumptions used in determining stock-based compensation. Actual results could differ from those estimates.

Foreign Currencies

SLB uses the U.S. dollar as its reporting currency. The assets and liabilities of Switzerland GmbH, and Oclaro subsidiaries in China and the United Kingdom (“U.K.”) have been translated from their functional currencies (local currency) into U.S. dollars at the rate in effect at June 29, 2013, and revenue and expense amounts have been translated at the average rate during the fiscal year ended June 29, 2013.

Cash on Hand

Cash on hand represents the cash balances of Switzerland GmbH. At June 29, 2013, cash on hand was comprised of $0.9 million of cash in bank and $0.3 million of cash which is contractually restricted for the performance of obligations under a facility lease agreement.

Inventories

Inventories, consisting of raw materials, work-in-process and finished goods are stated at the lower of cost (first in, first out basis) or market. Inventory costs are comprised of the purchase cost of raw materials, direct labor costs and allocations of manufacturing overhead costs. SLB plans production based on orders received and forecasted demand and maintains stock of certain items. These production estimates are dependent on assessment of current and expected orders from its customers, including consideration that orders are subject to cancellation with limited advance notice prior to shipment. Products may be unsalable because they are technically obsolete due to substitute products, specification changes or excess inventory relative to customer forecasts. SLB adjusts the carrying value of inventory using methods that take these factors into account. If the cost basis of inventory is greater than the current market value, SLB writes the inventory down to the estimated selling price, less the estimated costs to complete and sell the product.

2.	Summary of Significant Accounting Policies (continued)

The following table provides details for inventories at June 29, 2013:

June 29, 2013
(Thousands)
Inventories:
Raw materials	$7,251
Work-in-process	11,038
Finished goods	5,473

$23,762

Property and Equipment, Net

Property and equipment are stated at cost. Depreciation is computed using the straight-line method based upon the estimated useful lives of the assets, which generally range from two to five years. Leasehold improvements are amortized using the straight-line method over the estimated useful lives or the term of the related lease, whichever is shorter. When assets are retired or otherwise disposed of, the assets and related accumulated depreciation are removed from the accounts. Gains or losses resulting from asset dispositions are included in other direct (income) expenses, net in the accompanying combined statement of revenues and direct expenses.

The following table provides details for property and equipment, net at June 29, 2013:

June 29, 2013
(Thousands)
Property and equipment, net:
Buildings and improvements	$196
Plant and machinery	38,981
Fixtures, fittings and equipment	47
Computer equipment	1,120

40,344
Less: accumulated depreciation	(27,595)

$12,749

Accrued Expenses

The following table provides details for accrued expenses at June 29, 2013:

June 29, 2013
(Thousands)
Accrued expenses:
Compensation and benefits related accruals	$1,717
Warranty accrual	1,217
Other accrued expenses	916

$3,850

2.	Summary of Significant Accounting Policies (continued)

Income Taxes

Income tax payable of $2.9 million at June 29, 2013 is comprised of income taxes payable by Switzerland GmbH.

SLB accounts for income taxes of the Switzerland GmbH subsidiary using an asset and liability based approach. Income tax expense of $20,000 for Switzerland GmbH for the fiscal year ended June 29, 2013 has been calculated on a stand-alone basis, and is included in other direct (income) expenses, net in the accompanying statement of revenue and direct expenses. Deferred income tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates. Valuation allowances are provided against deferred income tax assets which are not likely to be realized. The non-current deferred tax asset of $2.3 million at June 29, 2013 is solely related to the accrued Switzerland pension liability. Management believes that the deferred tax assets will be fully realized and no valuation allowance has been placed against them. See Note 4, Switzerland Defined Benefit Plan.

Fair Value

SLB defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining fair value measurements for assets and liabilities which are required to be recorded at fair value, it considers the principal or most advantageous market in which it would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions and credit risk. SLB applies the following fair value hierarchy, which ranks the quality and reliability of the information used to determine fair values:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices of identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets), or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

SLB has a defined benefit pension plan in Switzerland whose assets are classified within Level 1 of the fair value hierarchy for plan assets of cash, equity investments and fixed income investments, and Level 3 of the fair value hierarchy for plan assets of real estate and alternative investments. See Note 4, Switzerland Defined Benefit Plan.

Revenue Recognition

SLB recognizes product revenue when (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped and title has transferred, (iii) collectability is reasonably assured, (iv) the fees are fixed or determinable and (v) there are no uncertainties with respect to customer acceptance. It records a provision for estimated sales returns in the same period as the related revenues are recorded, which is netted against revenue. These estimates are based on historical sales returns, other known factors and its return policy. The provision for estimated sales returns for the fiscal year ended June 29, 2013 was not significant.

2.	Summary of Significant Accounting Policies (continued)

Cost of Revenues

Cost of revenues includes all costs of revenue of Switzerland GmbH, except for certain specific direct costs of revenues which are related to product lines that are not part of SLB. For locations other than Switzerland GmbH, costs of revenues includes direct cost of goods sold, charges for excess or obsolete inventories and an allocation for indirect production costs and manufacturing results related to SLB which were incurred at Oclaro and subsidiaries. For locations other than Switzerland GmbH, manufacturing overhead costs for Oclaro cost centers that are specific to SLB product groups have been included in full in cost of revenues. For manufacturing costs included in cost centers that are shared among product groups, SLB has allocated costs based on the related product revenues.

Research and Development Expenses

Research and development (“R&D”) costs are expensed as incurred. R&D costs include the costs of Switzerland GmbH, all costs aggregated in specific SLB related cost centers of Oclaro, and an estimate of costs in shared cost centers based on specifically identified headcount.

Sales and Marketing Expenses and General and Administrative Expenses

Sales and Marketing (“S&M”) costs include the costs of Switzerland GmbH, all costs aggregated in specific SLB related cost centers of Oclaro, and an estimate of costs in shared cost centers based on specifically identified headcount. General and administrative costs (“G&A”) include the G&A costs of Switzerland GmbH. Certain indirect corporate overhead costs, such as legal services, finance, administration of insurance, treasury, information systems, human resources and corporate management have been excluded from these combined abbreviated financial statements as the allocation of these indirect corporate expenses are not readily available and any allocation would be subjective and may not be relevant due to differences in corporate structures.

Restructuring Expenses

SLB records costs associated with restructuring-related employee terminations when the liability is incurred. Employee termination benefits are recorded when the benefit arrangement is communicated to the employee and no significant future services are required. If employees are required to render service until they are terminated in order to receive the termination benefits, the fair value of the termination date liability is recognized ratably over the future service period. Restructuring expenses are included in other direct (income) expenses in the combined statement of revenues and direct expenses.

Impairment of Long-Lived Assets

SLB reviews property and equipment and intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of these assets is measured by comparing their carrying amounts to market prices or the future undiscounted cash flows the assets are expected to generate. If property and equipment or intangible assets are considered to be impaired, the impairment to be recognized would equal the amount by which the carrying value of the asset exceeds its fair value based on market prices or future discounted cash flows.

Intangible assets with definite lives are amortized over their estimated useful lives of six years.

2.	Summary of Significant Accounting Policies (continued)

Stock-Based Compensation

Employees of SLB were eligible to participate in the employee stock plans of Oclaro. Equity awards issued under these plans were settled with newly issued shares of common stock of Oclaro, Inc. SLB uses the Black-Scholes-Merton option pricing model to value the fair value of stock options and purchase rights under its employee stock purchase program, and the grant date fair value to value restricted stock awards and restricted stock units. SLB records compensation expense using the straight-line method and estimates forfeitures when recognizing compensation expense. Changes in estimated forfeitures are recognized through a cumulative catch-up adjustment in the period of change. Stock options have a term of seven to ten years and generally vest over a four year service period, and restricted stock awards generally vest over a four year period.

The weighted-average assumptions used to value stock option grants and purchase rights under the ESPP for the fiscal year ended June 29, 2013 were as follows:

	Stock Options	Purchase Rights Under ESPP
Expected life	5.1 years	0.5 years
Risk-free interest rate	0.7%	0.1%
Volatility	82.9%	67.0%
Dividend yield	—	—

The amounts included in direct expenses for stock-based compensation expenses for the fiscal year ended June 29, 2013 were as follows:

Year Ended June 29, 2013
Stock-based compensation by category of expense:
Cost of revenues	$101
Research and development	90
Sales, marketing, general and administrative	169

$360

Stock-based compensation by type of award:
Stock options and restricted stock awards	$230
Purchase rights under ESPP	130

$360

3.	Intangible Assets, Net

In connection with the acquisition of Newport Corporation’s (“Newport”) high-power laser diodes business on July 4, 2009, SLB recorded certain intangible assets. The acquired intangible assets from Newport include core and current technology assets of $1.1 million with a weighted average life of 6 years and customer relationships of $0.6 million with a weighted average life of 6 years.

The following table summarizes the activity related to intangible assets for the fiscal year ended June 29, 2013:

	Core and Current Technology	Customer Relationships	Total
Balance at June 30, 2012	$521	$295	$816
Amortization	(178)	(98)	(276)

Balance at June 29, 2013	$343	$197	$540

4.	Switzerland Defined Benefit Plan

SLB has a pension plan covering employees of its Swiss subsidiary (the “Swiss Plan”). Employer and employee contributions are made to the Swiss plan based on various percentages of salary and wages that vary according to employee age and other factors. Employer contributions to the Swiss Plan for the year ended June 29, 2013 were $2.3 million.

The funded status of the Swiss Plan for the fiscal year ended June 29, 2013 was as follows:

Year Ended June 29, 2013
(Thousands)
Change in projected benefit obligation:
Projected benefit obligation, beginning of period	$36,864
Service cost	3,291
Interest cost	722
Participant contributions	1,122
Benefits (paid) received	(2,392)
Actuarial (gain) loss on obligation	(1,368)
Currency translation adjustment	409

Projected benefit obligation, end of period	$38,648

Change in plan assets:
Plan assets at fair value, beginning of period	$29,080
Actual return on plan assets	(150)
Employer contributions	2,298
Participant contributions	1,122
Benefits (paid) received	(2,392)
Currency translation adjustment	323

Plan assets at fair value, end of period	$30,281

Amounts recognized in statement of assets to be acquired and liabilities to be assumed:
Other non-current assets:
Deferred tax asset	$2,283
Other non-current liabilities:
Post-retirement pension liability	$8,367

Net periodic pension cost associated with the Swiss Plan for the fiscal year ended June 29, 2013 is recorded within cost of revenues, research and development, sales and marketing, and general and administrative direct expenses in the accompanying combined statement of revenues and direct expenses. Net periodic pension cost associated with the Swiss Plan for the fiscal year ended June 29, 2013 includes the following components:

Year Ended June 29, 2013
(Thousands)
Service cost	$3,291
Interest cost	722
Expected return on plan assets	(1,197)

Net periodic pension cost	$2,816

4.	Switzerland Defined Benefit Plan (continued)

The projected and accumulated benefit obligations for the Swiss Plan were calculated as of June 29, 2013 using the following assumptions:

Year Ended June 29, 2013
Discount rate	2.0%
Salary increase rate	2.0%
Expected return on plan assets	4.0%
Expected average remaining working life (in years)	13.0

The discount rate is based on assumed pension benefit maturity and estimates developed using the rate of return and yield curves for high quality Swiss corporate and government bonds. The salary increase rate is based on management’s best assessment for on-going increases over time. The expected long-term rate of return on plan assets is based on the expected asset allocation and taking into consideration historical long-term rates of return for the relevant asset categories.

The Swiss Plan is legally separate from SLB, as are the assets of the plan. As of June 29, 2013 the Swiss Plan’s asset allocation was as follows:

June 29, 2013
Fixed income investments	23.0%
Equity investments	57.0%
Real estate	10.0%
Cash	8.0%
Alternative investments	2.0%

100.0%

The Swiss Plan assets are measured at fair value and are classified into two distinct levels of the fair value hierarchy. The Swiss Plan assets are comprised of Level 1 assets, which include cash, equity investments and fixed income investments, and Level 3 assets, which include real estate and alternative investments. The investment strategy of the Swiss Plan’s pension committee is to achieve a consistent long-term return which will provide sufficient funding for future pension obligations while limiting risk. The investment strategy is reviewed regularly.

Estimated future benefit payments under the Swiss Plan are estimated to be $0.7 million in fiscal year 2014, $1.2 million in fiscal year 2015, $1.2 million in fiscal year 2016, $2.2 million in fiscal year 2017, $1.7 million in fiscal year 2018 and $10.6 million in the following five years. These benefits will be paid out of the assets of the Swiss Plan and not by SLB.

5.	Commitments and Contingencies

Loss Contingencies

From time to time, SLB may become involved in various lawsuits, claims, and proceedings that arise in the ordinary course of business. SLB records a loss provision when management believes it is both probable that a liability has been incurred and the amount can be reasonably estimated. Management does not believe any current legal proceedings will have a material effect on theses financial statements.

Warranty Accrual

SLB generally provides a warranty for its products for twelve months from the date of sale, although warranties for certain products may be longer. SLB accrues for the estimated costs to provide warranty services at the time revenue is recognized. Estimates of costs to service warranty obligations are based on historical experience and expectation of future conditions.

The following table summarizes movements in the warranty accrual for the fiscal year ended June 29, 2013:

June 29, 2013
(Thousands)
Warranty provision - June 30, 2012	$1,357
Warranties issued	1,247
Warranties utilized, expired and adjustments	(1,387)

Warranty provision - June 29, 2013	$1,217

Operating Leases

SLB leases facilities in Zurich, Switzerland and Tucson, Arizona under non-cancelable operating lease agreements that expire at various dates through August 2016. These leases are to be assumed by II-VI under the terms of the Agreement. Future fiscal year minimum lease payments under non-cancelable operating leases for the fiscal years ending June are as follows:

Operating Lease Payments
(Thousands)
Fiscal Year:
2014	$1,671
2015	1,513
2016	1,619
2017	45

$4,848

6.	Subsequent Event

Management of SLB have evaluated subsequent events through November 7, 2013, the date at which the combined abbreviated financial statements were available to be issued, and determined that there are no items to be disclosed other than the September 12, 2013 transaction with II-VI as described in Note 1.